UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2024

DallasNews CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8869
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, $0.01 par value	DALN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Discretionary Cash Bonus Policy

On February 29, 2024, the Board of Directors (the “Board”) of DallasNews Corporation (the “Company”) and the Compensation and Management Development Committee of the Board (the “Committee”) approved and adopted a discretionary cash bonus policy (the “Cash Bonus Policy”). Pursuant to the Cash Bonus Policy, the Company may award cash bonuses to certain of its employees upon the achievement of certain objective corporate, divisional, group, and/or individual performance measures, as determined by the Committee in its sole discretion. The Committee may establish for each eligible employee a target bonus amount, but it shall retain the authority to increase or decrease each employee’s bonus to reflect individual and/or corporate performance or to apply any other objective or subjective criteria the Committee deems appropriate in its sole and absolute discretion. All employees of the Company, including its executive officers, are eligible to participate in the bonus program described in the Cash Bonus Policy. The foregoing summary of the Cash Bonus Policy is qualified in its entirety by reference to the full text of the Cash Bonus Policy, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Amended and Restated Incentive Compensation Plan

On February 29, 2024, the Board and the Committee approved and adopted an amended and restated version of the Company’s 2017 Incentive Compensation Plan (the “Plan,” and as amended and restated, the “A&R Plan”) to (i) incorporate three previously adopted amendments to the Plan, (ii) remove provisions previously required by Section 162(m) of the Internal Revenue Code of 1986 that no longer apply as a result of the enactment of the Tax Cuts and Jobs Act of 2017 and (iii) reflect the 2018 change in the Company’s state of incorporation from Delaware to Texas. The A&R Plan did not effect any material changes to the Plan. The foregoing summary of the A&R Plan is qualified in its entirety by reference to the full text of the A&R Plan, which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	DallasNews Corporation Discretionary Cash Bonus Policy

10.2	Amended and Restated DallasNews Corporation Incentive Compensation Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 1, 2024	DALLASNEWS CORPORATION

	By:	/s/ Katy Murray
Katy Murray
President and Chief Financial Officer